Exhibit 8.1

June 13, 2022

Diamondback Energy, Inc.

500 West Texas Avenue, Suite 1200

Midland, Texas 79701

Ladies and Gentlemen:

We have acted as special counsel to Diamondback Energy, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), for the registration of up to an aggregate of 4,508,550 shares (the “Shares”) of common stock, par value $0.01 per share of the Company (“Common Stock”) issuable pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 15, 2022, by and among the Company, Rattler Midstream LP (“Rattler”), Rattler Midstream GP LLC, the general partner of Rattler, and Bacchus Merger Sub Company, a wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub will merge with and into Rattler, with Rattler surviving as a wholly owned subsidiary of the Company (the “Merger”). In connection with the preparation and filing of the Registration Statement, including the information statement/prospectus forming a part thereof, relating to the Merger and initially filed with the Securities and Exchange Commission on June 13, 2022, you have requested our opinion as to the discussion set forth under the caption “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER.”

In providing our opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Merger Agreement, (ii) the Registration Statement, (iii) the officer’s certificate dated June 13, 2022 from the Company and Rattler delivered to us for purposes of our opinion and (iv) such other documents, records and papers as we have deemed necessary or appropriate in order to give the opinion set forth herein (all documents described in this sentence are collectively referred to as the “Documents”). For purposes of our opinion, we have assumed the genuineness of all signatures, the authenticity of all Documents submitted to us as originals, the conformity to original Documents of all Documents submitted to us as certified, conformed, photostatic or electronic copies and the authenticity of the originals of such latter documents. We have assumed that such Documents are duly authorized, valid, and enforceable. In making our examination of the Documents, we have assumed that the parties thereto had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and the execution and delivery by such parties of such Documents and the validity and binding effect thereof on such parties. In addition, in rendering our opinion we have assumed that: (i) the Merger will be consummated in accordance with the provisions of the

Diamondback Energy, Inc.

June 13, 2022

Merger Agreement and as described in the Registration Statement (and no covenants or conditions described therein and affecting this opinion will be waived or modified), (ii) the statements concerning the Merger and the parties thereto set forth in the Merger Agreement and the Registration Statement are true, complete and correct and the Registration Statement is true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Merger, (iii) all such statements qualified by knowledge, belief or materiality or comparable qualification are and will be true, complete and correct as if made without such qualification, (iv) all applicable reporting requirements have been or will be satisfied and (v) neither the Company nor Rattler is an “investment company” within the meaning of Section 368(a)(2)(F) of the Internal Revenue Code of 1986, as amended (the “Code”). If any of the above described assumptions is untrue for any reason, or if the Merger is consummated in a manner that is different from the manner described in the Merger Agreement and the Registration Statement, our opinion as expressed below may be adversely affected.

Based solely upon and subject to the foregoing, and subject to the assumptions, exceptions, limitations and qualifications set forth herein and therein we hereby confirm to you that, insofar as it relates to matters of U.S. federal income tax law, the discussion under the heading “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER,” in the information statement/prospectus included in the Registration Statement is our opinion, and that the statements contained therein, insofar as they constitute statements of law or legal conclusions, accurately describe the material U.S. federal income tax consequences of the Merger to U.S. holders of Rattler common units as of the effective date of the Registration Statement.

We express no opinion on any issue or matter relating to the tax consequences of the transactions contemplated by the Merger Agreement or the Registration Statement other than the opinion set forth above. We express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States. Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable law or the facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, or assumptions upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform the Company of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Diamondback Energy, Inc.

June 13, 2022

Very truly yours, /s/ AKIN GUMP STRAUSS HAUER & FELD LLP AKIN GUMP STRAUSS HAUER & FELD LLP